                                                                 Exhibit 23.3.2

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






         We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated February 9, 2001, on the consolidated financial statements of Independent Community Banc Corp. as of and for the years ended December 31, 2000 and 1999. We also consent to the reference to us under the heading "Experts" in this Amendment No. 1 to the Registration Statement on Form S-4.


                                        /s/ Crowe, Chizek and Company LLP
                                       ---------------------------------
                                        Crowe, Chizek and Company LLP

Columbus, Ohio
January 16, 2002